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                                                                    EXHIBIT 11

                               Dean Foods Company

                Computation of Basic and Diluted Income Per Share
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
                  (In thousands, except for per share amounts)



                                                            Third Quarter Ended                    Nine Months Ended
                                                            --------------------                   -----------------
                                                        February 28,    February 22,          February 28,     February 22,
                                                           1999             1998                 1999             1998
                                                           ----             ----                 ----             ----

Income from Continuing Operations                         $ 3,280        $ 18,512             $  49,547         $  63,345
Income (Loss) from Discontinued Operations                      -           6,483                (2,929)            9,772
Gain on Sale of Discontinued Operations                         -               -                83,820                 -
                                                          -------        --------             ---------         ---------
Net Income                                                $ 3,280        $ 24,995             $ 130,438         $  73,117
                                                          =======        ========             =========         =========


BASIC INCOME (LOSS) PER SHARE:
Income from Continuing Operations                         $   .08        $    .45             $    1.23         $    1.56
Income (Loss) from Discontinued Operations                                    .16                  (.07)              .24

Gain on Sale of Discontinued Operations                         -               -                  2.10                 -
                                                          -------        --------             ---------         ---------
Net Income                                                $   .08        $    .61             $    3.26         $    1.80
                                                          =======        ========             =========         =========

Weighted average common shares outstanding                 40,245          40,643                39,998            40,556
                                                          =======        ========             =========         =========


DILUTED INCOME (LOSS) PER SHARE:
Income from Continuing Operations                         $   .08        $    .44             $    1.22         $    1.53
Income (Loss) from Discontinued Operations                                    .16                  (.07)              .23

Gain on Sale of Discontinued Operations                         -               -                  2.05                 -
                                                          -------        --------             ---------         ---------
Net Income                                                $   .08        $    .60             $    3.20         $    1.76
                                                          =======        ========             =========         =========

Adjusted weighted average common shares*                   40,737          41,697                40,733            41,491
                                                          =======        ========             =========         =========
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* Includes weighted average number of potential common shares outstanding.
Potential common shares consist solely of the outstanding options under the
Company's stock option plan.